Exhibit 10.1

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (this “First Amendment”) is entered into as of December 31, 2014, (the “Execution Date”) by and between NS WELLS ACQUISITION LLC, a Delaware limited liability company (the “Landlord”), and KARYOPHARM THERAPEUTICS INC., a Delaware corporation (the “Tenant”).

WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement dated as of March 27, 2014 (the “Lease”) for the lease of certain premises on the second (2nd) floor of the building located at 85 Wells Avenue, Newton, MA 02459 (the “Building”), and commonly known as 75-95 Wells Avenue, containing 29,933 rentable square feet (the “Existing Premises”);

WHEREAS, the current Term of the Lease expires on November 30, 2021 (the “Current Expiration Date”), and Landlord and Tenant desire to extend the Term of the Lease;

WHEREAS, Tenant desires to lease an additional 16,234 rentable square feet of office space on the third (3rd) floor of the Building, consisting of Suite 0330 containing 8,468 rentable square feet (“Expansion Premises A”) as shown on Exhibit A-1 First Amendment attached hereto and incorporated herein and Suite 0320 containing 7,766 rentable square feet (“Expansion Premises B”) (collectively, the “Expansion Premises”) as shown on Exhibit A-2, First Amendment, attached hereto and incorporated herein; and

WHEREAS, Landlord and Tenant desire to amend the Lease to reflect (i) the extension of the Term, (ii) the expansion of the Existing Premises to include the Expansion Premises, and (iii) the modification of certain provisions of the Lease.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is hereby amended as follows:

1. Term of Lease—Existing Premises. The Term of the Lease for the Existing Premises is hereby extended for a period of time (the “Extension Term”) commencing on December 1, 2021, and expiring on the date that is the last day of the eighty-fourth (84th) calendar month following the Expansion Premises B Rent Commencement Date, as said term is hereinafter defined, (the “Extended Termination Date”). The Extended Termination Date shall be the same as the Termination Date of the initial Term of the Lease for the entire Premises as expanded pursuant to this First Amendment. All of the same terms and conditions of the Lease shall remain in effect, except to the extent inconsistent with the provisions of this First Amendment.

A. Rent. The Base Rent for the Existing Premises shall remain unchanged through November 30, 2021. Commencing on December 1, 2021, and expiring on the Extended Termination Date, Tenant shall pay Base Rent and Additional Rent for the Existing Premises as set forth below:

(i) Base Rent.

Extension Lease Year*	Annual Base Rent		Monthly Base Rent	Per Rentable Square Foot
Extension Lease Year 1	$942,889.50		$78,574.13	$31.50
Extension Lease Year 2	$957,856.00	**	$79,821.33	$32.00

*	Extension Lease Year 1 with respect to the Existing Premises shall commence on December 1, 2021, and shall expire on the expiration date of Lease Year 7 for Expansion Premises B; and Extension Lease Year 2 shall expire on the Extended Termination Date.
**	Annualized

(ii) Additional Rent. Tenant shall continue to pay Tax Excess and Expense Excess, as set forth in Section 1 of Exhibit B of the Lease, for the Existing Premises.

(iii) Electricity Charges. Tenant shall continue to pay electricity charges for the Existing Premises as set forth in Section 7.02 of the Lease.

B. Condition of Existing Premises. Tenant is in possession of the Existing Premises and accepts the same “as is”, without any obligation on the part of Landlord to refurbish the Existing Premises, and without any representation by Landlord to Tenant as to the condition of the Existing Premises or the Building. Nothing herein contained shall in any way diminish or affect Landlord’s on-going repair, maintenance and/or replacement obligations under Section 9.02 of the Lease or Landlord’s service obligations under Section 7 of the Lease.

2. Demise and Term of Expansion Premises A—Suite 0330 (8,468 rsf).

A. Expansion Premises A. Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, Expansion Premises A. Said demise of Expansion Premises A shall be for a term commencing on the date Landlord delivers Expansion Premises A to Tenant, in its as-is condition, broom-clean, with all Building systems in good working order and free and clear of all occupants (the “Expansion Premises A Commencement Date”), which date is estimated to occur on January 1, 2015 (the “Estimated Expansion Premises A Commencement Date”) and expiring on the Extended Termination Date. Landlord shall use diligent efforts to deliver Expansion Premises A to Tenant on or before the Estimated Expansion Premises A Commencement Date; however, the failure of Landlord to deliver Expansion Premises A on or before the Estimated Expansion Premises A Commencement Date shall in no way affect the validity of the Lease, this First Amendment, or the obligations of Tenant hereunder, and Tenant shall not have any claim against Landlord by reason thereof. The “Expansion Premises A Rent Commencement Date” shall be the date that is sixty (60) days after the earlier to occur of (i) the date that is sixty (60) days following the Expansion Premises A Commencement Date or (ii) the date on which Tenant’s personnel shall occupy all or any part of Expansion Premises A for the conduct of its business. After the Expansion Premises A Commencement Date and the Expansion Premises A Rent Commencement Date have occurred, the parties shall, upon the written request of either party, execute an agreement confirming such dates.

Except as set forth herein, said demise of Expansion Premises A shall be upon all of the terms and conditions set forth in the Lease (as amended by this First Amendment) applicable to the Existing Premises. Effective as of the Expansion Premises A Commencement Date, (x) all references in the Lease to “Premises” shall be deemed to mean the “Existing Premises” and “Expansion Premises A”, collectively; (y) Tenant’s Pro Rata Share shall be increased to 15.90%; and (z) the Premise shall then contain 38,401 rentable square feet.

B. Rent—Expansion Premises A. Commencing on the Expansion Premises A Rent Commencement Date, Tenant shall pay Base Rent and Additional Rent for Expansion Premises A as set forth below, subject to any applicable Expansion Premises Rent Credit, as hereinafter defined:

(i) Base Rent.

Lease Year*	Annual Base Rent		Monthly Base Rent	Per Rentable Square Foot
Expansion Premises A Commencement Date – Day Prior to Expansion Premises A Rent Commencement Date	$-0-		$-0-	$-0-
Expansion Premises A Rent Commencement Date through end of Lease Year 1	$241,338.00		$20,111.50	$28.50
Lease Year 2	$245,572.00		$20,464.33	$29.00
Lease Year 3	$249,806.00		$20,817.17	$29.50
Lease Year 4	$254,040.00		$21,170.00	$30.00
Lease Year 5	$258,274.00		$21,522.83	$30.50
Lease Year 6	$262,508.00		$21,875.67	$31.00
Lease Year 7	$266,742.00		$22,228.50	$31.50
Beginning of Lease Year 8 through Extended Termination Date	$270,976.00	**	$22,581.33	$32.00

*	For purposes hereof, “Lease Year 1” with respect to Expansion Premises A shall mean the period beginning on the Expansion Premises A Rent Commencement Date and ending on the last day of Lease Year 1 with respect to Expansion Premises B, as provided below, and each succeeding Lease Year shall begin on the day following the last day of the prior Lease Year.
**	Annualized

(ii) Additional Rent. Tenant shall pay Tax Excess and Expense Excess for Expansion Premises A in accordance with the provisions of Exhibit B of the Lease, except that from and after the Expansion Premises A Rent Commencement Date:

(1) the Base Year for Taxes for Expansion Premises A shall be the fiscal year 2016 (i.e., July 1, 2015 through June 30, 2016); and

(2) the Base Year for Expenses Expansion Premises A shall be the calendar year 2015.

(iii) Electricity Charges. Tenant shall pay electricity charges for Expansion Premises A in accordance with the provisions of Section 7.02 of the Lease.

3. Demise and Term of Expansion Premises B—Suite 0320 (7,766 rsf).

A. Expansion Premises B. Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, Expansion Premises B. Said demise of Expansion Premises B shall be for a term commencing on the date Landlord delivers Expansion Premises B to Tenant, in its as-is condition, broom-clean, with all Building systems in good working order and free and clear of all occupants (the “Expansion Premises B Commencement Date”), which date is estimated to occur on June 1, 2015 (the “Estimated Expansion Premises B Commencement Date”) and expiring on the Extended Termination Date.

Tenant acknowledges that (i) Expansion Premises B are currently leased to a tenant (the “Current Tenant”) whose lease expires on May 31, 2015. Landlord’s failure to deliver possession of the Expansion Premises B by the Estimated Expansion Premises B Commencement Date shall in no way affect the validity of this First Amendment or the obligations of Tenant hereunder; Landlord shall not be liable for a failure to deliver possession of Expansion Premises B or any other space due to the holdover or unlawful possession of such space by the Current Tenant; and Tenant shall not have any claim against Landlord by reason thereof; provided, however, that Landlord shall use reasonable efforts to obtain possession of the Expansion Premises B from the Current Tenant, and Tenant shall accept possession of the Expansion Premises B when delivered by Landlord. The “Expansion Premises B Rent

Commencement Date” shall be the date that is sixty (60) days after the earlier to occur of (i) the date that is sixty (60) days following the Expansion Premises B Commencement Date or (ii) the date on which Tenant’s personnel shall occupy all or any part of Expansion Premises B for the conduct of its business. After the Expansion Premises B Commencement Date and the Expansion Premises B Rent Commencement Date have occurred, the parties shall, upon the written request of either party, execute an agreement confirming such dates as well as the Extended Termination Date.

Except as set forth herein, said demise of Expansion Premises B shall be upon all of the terms and conditions set forth in the Lease (as amended by this First Amendment) applicable to the Existing Premises. Effective as of the Expansion Premises B Commencement Date, (x) all references in the Lease to “Premises” shall be deemed to mean the “Existing Premises”, “Expansion Premises A”, and “Expansion Premises B”, collectively, (y) Tenant’s Pro Rata Share shall be increased to 19.10%, and (z) the Premises shall then contain a total of 46,167 rentable square feet.

B. Rent—Expansion Premises B. Commencing on the Expansion Premises B Rent Commencement Date, Tenant shall pay Base Rent and Additional Rent for Expansion Premises B as set forth below, subject to any applicable Expansion Premises Rent Credit, as hereinafter defined:

(i) Base Rent.

Lease Year*	Annual Base Rent		Monthly Base Rent	Per Rentable Square Foot
Expansion Premises B Commencement Date – Day Prior to Expansion Premises B Rent Commencement Date	$-0-		$-0-	$-0-
Expansion Premises B Rent Commencement Date through end of Lease Year 1	$221,331.00	**	$18,444.25	$28.50
Lease Year 2	$225,214.00		$18,767.83	$29.00
Lease Year 3	$229,097.00		$19,091.42	$29.50
Lease Year 4	$232,980.00		$19,415.00	$30.00
Lease Year 5	$236,863.00		$19,738.58	$30.50
Lease Year 6	$240,746.00		$20,062.17	$31.00
Lease Year 7	$244,629.00		$20,385.75	$31.50

Beginning of Lease Year 8 through Extended Termination Date	$248,512.00	**	$20,709.33	$32.00

*	For purposes hereof, “Lease Year 1” with respect to Expansion Premises B shall mean the twelve-(12)-month period beginning on the Expansion Premises B Rent Commencement Date (except that if the Expansion Premises B Rent Commencement Date does not fall on the first day of a calendar month, then Lease Year 1 with respect to Expansion Premises B shall begin on the Expansion Premises B Rent Commencement Date and end on the last day of the month containing the first anniversary of the Expansion Premises B Rent Commencement Date), and each succeeding Lease Year shall begin on the day following the last day of the prior Lease Year.
**	Annualized

(ii) Additional Rent. Tenant shall pay Tax Excess and Expense Excess for Expansion Premises B in accordance with the provisions of Exhibit B of the Lease, except that from and after the Expansion Premises B Rent Commencement Date:

(1) the Base Year for Taxes for Expansion Premises B shall be the fiscal year 2016 (i.e., July 1, 2015 through June 30, 2016); and

(2) the Base Year for Expenses for Expansion Premises B shall be the calendar year 2015.

(iii) Electricity Charges. Tenant shall pay electricity charges for Expansion Premises B in accordance with the provisions of Section 7.02 of the Lease.

4. Tenant Expansion Premises Work

A. Expansion Premises Work. Tenant shall have the right to perform alterations and improvements in the Expansion Premises (the “Tenant’s Expansion Premises Work”) from and after each of the applicable Expansion Premises Commencement Dates. Tenant shall have access to Expansion Premises A from and after the Execution Date for purposes of installing wiring and preparing for Tenant’s Expansion Premises Work and occupancy, provided that such access shall be in accordance with the terms and conditions of the Lease (other than the obligation to pay Rent. Tenant shall have access to Expansion Premises B, for the foregoing purposes and subject to the foregoing conditions, from and after the date that the existing tenant thereof vacates same and surrenders possession thereof to Landlord. Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform any of Tenant’s Expansion Premises Work unless and until Tenant has complied with all of the terms and conditions of Section 9 of the Lease, including, without limitation, approval by Landlord of the final plans for Tenant’s Expansion Premises Work and the contractors to be retained by Tenant to perform Tenant’s Expansion Premises Work. In the event of any conflict between Section 9 of the Lease and this First Amendment, this First Amendment shall control. Landlord’s consent is solely for the benefit of Landlord, and neither Tenant nor any third party shall have the right to rely on Landlord’s consent, or its approval of Tenant’s plans, for any purpose whatsoever. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design of the Tenant’s Expansion Premises Work, the structural integrity of the design, the configuration of the Expansion Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord’s approval of the contractors to perform Tenant’s Expansion Premises Work shall not be unreasonably withheld, conditioned, or delayed. The parties agree that Landlord’s approval of the general contractor to perform Tenant’s Expansion Premises Work shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of the Lease, (iii) does not have the ability to be bonded for the work in an amount of no less than 125% of the total estimated cost of Tenant’s Expansion Premises Work, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state/municipality in which the Expansion Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

B. Landlord’s Expansion Premises Contribution. Provided Tenant is not in Default, Landlord agrees to contribute the sum of Five Hundred Sixty-Eight Thousand One Hundred Ninety and 00/100 Dollars ($568,190.00) (i.e., up to $35.00 per rentable square foot of the Expansion Premises) (the “Allowance”) toward the cost of performing Tenant’s Expansion Premises Work in preparation of Tenant’s occupancy of the Expansion Premises. Tenant shall have the right to apply up to Two Hundred Eighty-Four Thousand Ninety-Five and 50/100 Dollars ($284,095.00) (i.e., fifty percent (50%) of the Allowance) to (i) the cost of furniture, fixtures, and equipment for the Expansion Premises (the “FF&E Credit”) and/or (ii) as a credit against Rent with respect to the Expansion Premises (the “Expansion Premises Rent Credit”) provided that Tenant sends written notice of such election to Landlord (“Tenant’s Rent Credit Notice”) on or before the date that is fifteen (15) months after the Expansion B Premises Commencement Date.

Except as expressly set forth above, the Allowance may only be used for the hard costs in connection with Tenant’s Expansion Premises Work. The Allowance, less a 10% retainage (which retainage shall be payable as part of the final draw), shall be paid to Tenant in periodic disbursements within 30 days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect’s

Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (iii) Contractor’s, subcontractor’s and material supplier’s waivers of liens which shall cover all Tenant’s Expansion Premises Work for which disbursement is being requested and all other statements and forms required for compliance with the mechanics’ lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord’s Mortgagee may reasonably require; (iv) for the first disbursement request, a cost breakdown for each trade or subcontractor performing Tenant’s Expansion Premises Work (v) for the first disbursement request, plans and specifications for Tenant’s Expansion Premises Work, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all applicable laws affecting the Premises and Tenant’s Expansion Premises Work; (vi) for the first disbursement request, copies of all construction contracts for Tenant’s Expansion Premises Work, and for any change orders since the last disbursement request, copies of all change orders, if any; and (vii) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete Tenant’s Expansion Premises Work.

Upon completion of Tenant’s Expansion Premises Work, and prior to final disbursement of the Allowance, Tenant shall furnish Landlord with: (1) general contractor and architect’s completion affidavits, (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of Tenant’s Expansion Premises Work, and (5) the certification of Tenant and its architect that Tenant’s Expansion Premises Work has been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. In no event shall Landlord be required to disburse the Allowance more than one time per month. If the cost of Tenant’s Expansion Premises Work exceeds the Allowance, Tenant shall be entitled to the Allowance in accordance with the terms hereof, but each individual disbursement of the Allowance shall be disbursed in the proportion that the Allowance bears to the total cost of Tenant’s Expansion Premises Work, less the 10% retainage referenced above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured Default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such Default is cured. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with Tenant’s Expansion Premises Work and/or Allowance.

Tenant agrees to accept the Expansion Premises in its “as-is” condition and configuration, it being agree that Landlord shall not be required to perform any work, or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Expansion Premises.

Any amount of the Landlord’s Contribution for which Tenant shall not have submitted invoices and lien waivers or applied as an FF&E Credit or an Expansion Premises Rent Credit, as said terms are hereinafter defined, by the date that is fifteen (15) months after the Expansion Premises B Commencement Date, shall be forfeited.

Landlord shall be entitled to deduct from the Allowance a construction management fee for Landlord’s oversight of Tenant’s Expansion Premises Work in an amount equal to 2% of the cost of the Tenant’s Expansion Premises Work.

C. Landlord’s Plan Contribution. In addition to Landlord’s Contribution Allowance, Landlord shall contribute up to One Thousand Six Hundred Twenty-Three and 40/100 Dollars ($1,623.40) (i.e., $.10 per rentable square foot of the Expansion Premises) (“Landlord’s Plans Contribution”) towards the cost of plans prepared by Tenant’s architect for the performance of Tenant’s Expansion Premises Work. Landlord shall, within thirty (30) days of receipt of paid invoices from Tenant evidencing the payment of such cost, pay the Landlord’s Plans Contribution to Tenant.

5. Extension Option. Notwithstanding that pursuant to this First Amendment, Tenant is extending the Term of the Lease for the Existing Premises to be coterminous with the Term of the Lease for the Expansion Premises, Tenant shall retain the right to extend the Term of the Lease for the entire Premises then demised to Tenant in accordance with the terms and conditions set forth in Section 1 (Extension Option) of Exhibit F of the Lease, except that all references therein to “Extension Term” shall be deemed to mean the “Second Extension Term”; all references therein to “Termination Date” shall be deemed to mean the “Extended Termination Date”; and all references therein to “initial Term” shall be deemed to mean the “Extension Term”.

6. Right of First Offer.

A. Grant of Option; Conditions. Tenant shall have a one-time right of first offer (the “Right of First Offer”) with respect to each of: (i) the 14,007 rentable square feet of office space, known as Suite 0120 and located on the first (1st) floor of the Building (the “First Floor RFO Premises”), as shown on Exhibit B, First Amendment, attached hereto and incorporated herein, and (ii) the 13,694 rentable square feet of office space, known as Suite 0310 and located on third (3rd) floor of the Building (the “Third Floor RFO Premises”), as shown on Exhibit B-1, First Amendment, attached hereto and incorporated herein (each of the First Floor RFO Premises and Third Floor RFO Premises, an “Offering Space”). Tenant’s Right of First Offer shall be exercised as follows: at any time after Landlord has determined that the existing tenant in the applicable Offering Space will not extend or renew the term of its lease for the applicable Offering Space (but prior to leasing such Offering Space to a party other than the existing tenant or any party holding expansion rights to such space as of the Execution Date as provided in Subsection E below), Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord is prepared to lease the Offering Space to Tenant, including the Base Rent, Tenant’s improvement allowance, if any, renewal term and all other terms. Tenant may lease such Offering Space under such terms, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within ten (10) Business Days after the date of the Advice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if:

If Tenant does not accept the terms set forth in the Advice by delivering a Notice of Exercise within such 10-day period, and, subject to the conditions listed in paragraphs 1 through 6 immediately above, Landlord thereafter is prepared to offer such space on new terms that have a net economic value that is less than 90% of the net economic value of the terms set forth in the Advice, Landlord agrees to offer such new terms to Tenant by delivering an updated Advice to Tenant, in which event the foregoing provisions of this Section 6 shall govern as if the updated Advice were the original Advice delivered to Tenant, including without limitation the requirement that Tenant shall exercise such Right of First Offer, if at all, by delivering a Notice of Exercise within ten (10) Business Days after the date of the updated Advice.

1. a Default of Tenant beyond any applicable notice and cure exists at the time that Landlord would otherwise deliver the Advice; or

2. no more than fifty (50) percent of the Premises, or any portion thereof, is sublet (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) at the time Landlord would otherwise deliver the Advice; or

3. the Lease has been assigned (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) prior to the date Landlord would otherwise deliver the Advice; or

4. Tenant is not occupying more than fifty (50) percent the Premises on the date Landlord would otherwise deliver the Advice; or

5. less than two (2) years remain in the Term (provided, however, that if Tenant still has the right to exercise its Extension Option set forth in Exhibit F of the Lease, then Landlord shall nevertheless give the Advice and Tenant may elect to exercise the Right of First Offer provided that, simultaneously with giving the Notice of Exercise, Tenant gives Landlord an Initial Extension Notice under Section 1.A(i) of Exhibit F of the Lease (and, in such event, the prohibition on giving the Initial Extension Notice more than twelve (12) months before the end of the Term shall be waived); provided, further, that (x) in such event, if Landlord and Tenant fail to agree upon the Prevailing Market Rent as defined in said Section 1.F of said Exhibit F, Landlord and Tenant shall submit the determination of the Prevailing Market Rent to arbitration pursuant to the provisions of Section 1.D of Exhibit F; and (y) notwithstanding the provisions of said Section, the process of determining the Base Rent for the Extension Term shall not commence until the date that is nine (9) months before the Extended Termination Date and all deadlines in said Section 1 of Exhibit F shall be adjusted accordingly.

6. As of the date hereof, the parties acknowledge that the Third Floor RFO Premises is currently vacant. Notwithstanding anything to the contrary contained herein, the Third Floor RFO Premises shall not be deemed available for lease to Tenant until the Third Floor RFO Premises has been leased to a third party and thereafter Landlord determines that such third party tenant of such Third Floor RFO Premises will vacate such Third Floor RFO Premises.

B. Terms for Offering Space.

1. The term for the Offering Space shall commence upon the commencement date stated in the Advice and expire on the Extended Termination Date, as the same may be extended hereunder, and during such period, such Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant’s leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Offering Space.

2. Tenant shall pay Base Rent and Additional Rent for the Offering Space in accordance with the terms and conditions of the Advice.

3. The Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for such Offering Space commences, unless the Advice specifies any work to be performed by Landlord in the Offering Space, in which case Landlord shall perform such work in the Offering Space. If Landlord is delayed delivering possession of the Offering Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, including summary process, and the commencement of the term for the Offering Space and commencement of rent shall be postponed until the date Landlord delivers possession of the Offering Space to Tenant free from occupancy by any party.

C. Termination of Right of First Offer. The rights of Tenant hereunder with respect to an Offering Space shall terminate on the earlier to occur of: (i) Tenant’s failure to exercise its Right of First Offer within the ten-(10)-Business-Day period provided in Section A above; and (ii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Section A above.

D. Offering Amendment. If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the applicable Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Tenant’s Pro Rata Share, Parking Spaces, and other mutually agreeable appropriate terms. A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and, if the terms and conditions of the Offering Amendment are reasonably acceptable to Tenant, then Tenant shall execute and return the Offering Amendment to Landlord within fifteen (15) days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

F. Subordination. Notwithstanding anything herein to the contrary, Tenant’s Right of First Offer is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.

7. Security Deposit. Reference is made to the fact that Landlord is presently holding a Security Deposit in the form of an irrevocable Letter of Credit in accordance with the provisions of Section 6 of the Lease. Landlord shall continue to hold said Security Deposit through the Extended Termination Date, in accordance with the provisions of said Section 6 of the Lease as security for Tenant’s obligations under the Lease.

8. Parking. With respect to the Existing Premises, Tenant currently has the right to use ninety-six (96) parking spaces in accordance with the provisions of Section 28 of the Lease. Effective as of the Expansion Premises A Commencement Date and the Expansion Premises B

Commencement Date, respectively, Tenant shall be entitled to use twenty-seven (27) additional parking spaces with respect to Expansion Premises A and twenty-five (25) additional parking spaces with respect to Expansion Premises B, thereby increasing the total number of parking spaces available to Tenant to one hundred forty-eight (148) spaces (at the parking ratio of 3.2 parking spaces per 1,000 rentable square feet of Premises).

9. Inapplicable Lease Provisions. Section 1.07 (Improvement Allowance(s)), the first paragraph of Section 3 (Possession) and Exhibit C (Work Letter) of the Lease shall have no applicability with respect to the Expansion Premises and this First Amendment.

10. Limitations on Landlord’s Liability. Tenant shall not assert nor seek to enforce any claim for breach of the Lease against any of Landlord’s assets other than Landlord’s interest in the Building, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under the Lease, it being specifically agreed that in no event whatsoever shall Landlord ever be personally liable for any such liability. In addition, Tenant and Landlord agree that no trustee, officer, director, general or limited partner, member, shareholder, beneficiary, employee or agent of Landlord or Tenant (including any person or entity from time to time engaged to supervise and/or manage the operation of Landlord or Tenant) shall be held to any liability, jointly or severally, for any debt, claim, demand, judgment, decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to Landlord or Tenant, or arising out of any action taken or omitted for or on behalf of Landlord or Tenant.

11. Miscellaneous.

A. This First Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this First Amendment.

B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

C. In the case of any inconsistency between the provisions of the Lease and this First Amendment, the provisions of this First Amendment shall govern and control.

D. Submission of this First Amendment by Landlord is not an offer to enter into this First Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this First Amendment until Landlord has executed and delivered the same to Tenant.

E. The capitalized terms used in this First Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this First Amendment.

F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this First Amendment, other than Jones Lang LaSalle and Transwestern RBJ (collectively, the “Broker”). Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the “Landlord Related Parties”) harmless from all claims of any brokers claiming to have represented Tenant in connection with this First Amendment, other than Broker. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this First Amendment, other than Broker. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the “Tenant Related Parties”) harmless from all claims of any brokers claiming to have represented Landlord in connection with this First Amendment, including the Broker. Landlord agrees to pay any commission due to Broker by reason of this First Amendment.

G. Each signatory of this First Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

H. This First Amendment may be executed in any number of counterparts, and when each party has signed and delivered at least one such counterpart, each counterpart shall be considered an original, and when taken together with other signed counterparts, shall constitute one agreement, which shall be binding upon and effective as to all parties. Facsimile and scanned signature shall be deemed originals for all purposes.

EXECUTED under seal as of the date first above written.

LANDLORD:

NS WELLS ACQUISITION LLC, a Delaware limited liability company

By:	Normandy 128 Acquisitions LLC, its sole member

By:	/s/ Joseph Adamo
	Name:	Joseph Adamo
	Title:	Vice President

TENANT:

KARYOPHARM THERAPEUTICS INC. a Delaware corporation

By:	/s/ Justin Renz
	Name:	Justin Renz
	Title:	EVP, CFO & Treasurer

EXHIBIT A-1, FIRST AMENDMENT

PLAN OF EXPANSION PREMISES A

75/85/95 Wells Avenue

Floor 3

NORMANDY
REAL ESTATE PARTNERS

Wells Center

JONES LANG LASALLE

Leasing Information:
Alex Dauria
617-531-4215
alexandra.dauria@am.jll.com

Prepared by PlanData Systems Corp.

Exhibit A-1

EXHIBIT A-2, FIRST AMENDMENT

PLAN OF EXPANSION PREMISES

75/85/95 Wells Avenue

Floor 3

NORMANDY
REAL ESTATE PARTNERS

Wells Center

JONES LANG LASALLE

Leasing Information:
Alex Dauria
alexandra.dauria@am.jll.com
617-531-4215

Prepared by PlanData Systems Corp.

Exhibit A-2

EXHIBIT B, FIRST AMENDMENT

FIRST FLOOR RFO PREMISES

75/85/95 Wells Avenue

Floor 1

NORMANDY
REAL ESTATE PARTNERS

Wells Center

JONES LANG LASALLE

Leasing information:
Alex Dauria
617-531-4215
alexandra.dauria@am.jll.com

Prepared by PlanData Systems Corp.

Exhibit B

EXHIBIT B-1, FIRST AMENDMENT

THIRD FLOOR RFO PREMISES

75/85/95 Wells Avenue

Floor 3

NORMANDY
REAL ESTATE PARTNERS

Wells Center

JONES LANG LASALLE

Leasing information:
Alex Dauria
alexandra.dauria@am.jll.com
617-531-4215

Prepared by PlanData Systems Corp.

Exhibit B-1